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                                                                   Exhibit 23.01

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                We have issued our report dated April 26, 2000, accompanying the financial statements of the Computer Network Technology Corporation 401(K) Salary Savings Plan included in the Form 11-K of Computer Network Technology Corporation for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of Computer Network Technology Corporation on Form S-8 (File No. 33-42750, effective September 16, 1991 and File No. 333-88209, effective October 1, 1999).

                                                /s/ GRANT THORNTON LLP





Minneapolis, Minnesota
June 6, 2000